Exhibit 23.1

Deloitte & Touche LLP 100 Kimball Drive Parsippany, NJ 07054 USA Tel: (973) 602-6000 Fax: (973) 602-5050 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2016, relating to the consolidated financial statements of Honeywell International Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

April 25, 2016
/s/ Deloitte & Touche LLP